SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 7, 2016

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 31, 2016, Zion Oil & Gas, Inc. (the “Company”) completed its previously announced rights offering. As a result of the rights offering, the Company will issue approximately 34,364 10% Convertible Senior Bonds, par value $100 due May 2, 2021 (the “Convertible Bond”), at a subscription price of $100 per bond, to holders of record as of the close of business on October 15, 2015, who exercised their rights pursuant to the basic and over-subscription privileges. The total subscription of approximately 34,364 Convertible Bonds will be accepted (including all of the over-subscription). The gross proceeds from the rights offering of approximately $3,436,400 less fees and expenses of approximately $135,632 incurred in connection with the rights offering, will be used by the Company to further its drilling efforts and as otherwise provided in the prospectus.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: April 7, 2016	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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